Exhibit 15.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to Ryder Scott in the Annual Report on Form 20-F of Samson Oil & Gas Limited (Samson) for the fiscal year ended June 30, 2010, to the inclusion of our letter report dated August 19, 2010 (“Letter Report”) as attached as Exhibit 99.1 to the Form 20-F, and inclusion of information from our reserve reports as of June 30, 2010 and June 30, 2009 (such reports, collectively with the Letter Report, the “Reports”) in the Form 20-F.

We further consent to the incorporation by reference of our Reports in the Registration Statements on Form F-3 (No. 333-161199 and 333-153223) of Samson.

We prepared estimates, as of June 30, 2010 and June 30, 2009, of the proved crude oil, condensate, and natural gas reserves and the oil equivalent of fields with interests owned by Samson. These estimates were prepared in accordance with the reserves definitions of Rule 4-10 of Regulation S-X of the United States Securities and Exchange Commission.

Very truly yours,
/s/ Ryder Scott Company, L.P. Ryder Scott Company, L.P. Denver, Colorado December 17, 2010